Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ohio Power Company, on Form S-4 of our report dated February 21, 2003 (May 14, 2003 as to Note 16) (which expresses an unqualified opinion and includes an explanatory paragraph referring to the realignment of segments for financial reporting purposes), appearing in the Current Report on Form 8-K dated May 14, 2003, of Ohio Power Company, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Ohio Power Company, listed in
Item 15 in the Annual Report on Form 10-K of Ohio Power Company for the year ended December 31, 2002. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.


Deloitte & Touche LLP
Columbus, Ohio
July 7, 2003